SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):  August 27, 1999


                             COMSAT Corporation
             --------------------------------------------------
             (Exact name of Registrant as specified in Charter)


       District of Columbia           1-4929              52-0781863
     -------------------------     ------------        --------------
     (State or other juris-        (Commission         (IRS Employer
     diction of incorporation)     File Number)        Identification
                                                       Number)


     6560 Rock Spring Drive,    Bethesda, MD             20817
     ---------------------------------------           --------
     (Address of principal executive offices)          Zip Code


   Registrant's telephone number, including area code    (301) 214-3000


                               Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)



 Item 5.  Other Events

      Senator Conrad Burns, Chairman of the Senate Subcommittee on Communications, sent a letter to William E. Kennard, Chairman of the Federal Communications Commission (the "FCC") on August 13, 1999 indicating his hope that the FCC would act in a timely manner on the application by Lockheed Martin Corporation ("Lockheed Martin") to acquire 49 percent of COMSAT Corporation ("COMSAT" or the "Company").

       Senator Burns and Representative Tom Bliley, Chairman of the House Committee on Commerce, had previously requested in a letter to Mr. Kennard on January 21, 1999 that the FCC withhold action on Lockheed Martin's application prior to Congress adopting satellite reform legislation.

      An industry publication has reported that a draft order concerning the applications of the Lockheed Martin and its subsidiary, Regulus LLC, filed with the FCC (a) to effect a transfer of control of COMSAT Government Systems, Inc. ("CGSI") and become a common carrier and (b) to acquire 49 percent of the Company through classification as an authorized common carrier, were put on circulation at the FCC late Tuesday, August 17, 1999. Under typical FCC procedures, commissioners vote on orders put on circulation within 30 days, although there is no legal requirement that the commissioners do so. In addition, a meeting of the commissioners of the FCC is scheduled for September 15, 1999. It is possible that the applications may be scheduled for consideration at the September 15 meeting. If the FCC acts in accordance with its past practices, the agenda for that meeting would typically be released by September 8, 1999. Neither the Company nor Lockheed Martin knows whether the application will be scheduled to be considered at the September 15 meeting or whether the commissioners will vote on the circulated order in accordance with the FCC's 30 day procedure, although, either course would allow the FCC to act upon the applications prior to September 18, 1999. The Company and Lockheed Martin have each stressed to the FCC the importance of action prior to this date, however, there can be no assurance that the FCC will act before September 18, 1999 or that any action will be favorable.

      COMSAT shareholders voted to approve the merger agreement with Lockheed Martin at COMSAT's 1999 Annual Meeting of Shareholders held on August 20, 1999.

      On August 27, 1999, Lockheed Martin issued a press release pursuant to which it announced that the tender offer had been extended until 12:00 noon, New York City time on Saturday, September 18, 1999. The terms of the extended tender offer otherwise remain the same as those set forth in Lockheed Martin's Offer to Purchase filed with the Securities and Exchange Commission on September 25, 1998.

      Lockheed Martin has previously disclosed that it had negotiated terms with the Department of Justice (the "DOJ") which could form the basis of a consent order that would resolve concerns raised by the DOJ staff in the Hart-Scott-Rodino antitrust review process as to Lockheed Martin's simultaneous ownership of shares of Loral Space & Communications Ltd. ("Loral Space") and, following the consummation of the tender offer, COMSAT. The proposed consent order contemplated that Lockheed Martin would divest its ownership interest in Loral Space. As previously disclosed, however, Lockheed Martin has stated that its willingness to enter into a consent order reflecting the terms negotiated was conditioned upon Lockheed Martin's reaching certain agreements with Loral Space that would offer Lockheed Martin assurances satisfactory to it that it could accomplish the divestiture in accordance with the terms and conditions and within the time periods contemplated by the proposed consent order. Lockheed Martin has advised COMSAT that it has been unable to obtain these assurances from Loral Space.

      In addition, as previously disclosed, Lockheed Martin and COMSAT have each received requests for additional information from the DOJ in response to their filings with the DOJ of the notices required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The receipt of these requests extends the waiting period (prior to which the companies may not complete the tender offer or the merger under without violating the antitrust laws) until the 20th calendar day after each company substantially complies with the request directed to it. Also disclosed was that Lockheed Martin and COMSAT had each provided data to the DOJ responsive to the requests for additional information but that neither had supplied all of the information requested. In view of the status of Lockheed Martin's discussions with Loral Space, Lockheed Martin and COMSAT determined to provide the DOJ with the remaining materials responsive to the requests for additional information.

      On August 27, 1999, each company supplied the additional materials and certified that it was in substantial compliance with the request directed to it. In conjunction with the production by Lockheed Martin and COMSAT of the additional information and the certifications of substantial compliance, the staff of the DOJ has requested depositions of representatives of Lockheed Martin and COMSAT. Substantial compliance with the DOJ's requests for information starts the running of a 20 calendar day waiting period which the companies anticipate will expire at midnight New York City time on September 16, 1999. The DOJ has the authority terminate this waiting period early. If prior to the expiration of the waiting period, the DOJ does not challenge compliance by either or both companies with the DOJ's requests for information, the waiting period will expire. In addition, the DOJ has the authority to bring an action alleging that the proposed transactions would be likely to lessen competition in violation of the antitrust laws. The expiration or termination of the waiting period is one of conditions to the tender offer.

      Neither Lockheed Martin nor COMSAT knows whether or not the DOJ will terminate the waiting period early, will allow the period to expire or will challenge compliance by either or both companies with the DOJ's requests for information or will elect to bring an action challenging the transaction as violating the antitrust laws before the expiration of the waiting period.


                            SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMSAT Corporation


                                    By:  /s/ Alan Korobov
                                       -------------------------
                                       Alan Korobov
                                       Controller


 Date:  September 3, 1999